Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of _________, 2026, by and among [●], a Delaware corporation (formerly known as Plum Acquisition Corp. IV, a Cayman Islands exempted corporation, prior to its domestication as a Delaware corporation) (the “Company”), Plum Partners IV, LLC (the “Sponsor”) and those equityholders of the Company listed on the signature pages hereto (each, a “Lock-Up Party” and, collectively, the “Lock-Up Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on March 8, 2026, the Company, Plum IV Merger Sub Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Merger Sub”), and Controlled Thermal Resources Holdings, Inc. a Delaware corporation (“CTRH”), entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into CTRH (the “Merger”), with CTRH surviving the merger as a wholly-owned subsidiary of the Company upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, each Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities (as defined below) that such Lock-Up Party now or hereafter Beneficially Owns or owns of record;

WHEREAS, each of the Company, the Sponsor and each Lock-Up Party has determined that it is in their best interests to enter into this Agreement; and

WHEREAS, each Lock-Up Party understands and acknowledges that the Company and CTRH are entering into the Business Combination Agreement in reliance upon such Lock-Up Party’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of such Lock-Up Party will be deemed an Affiliate of such Lock-Up Party).

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“CTRH and Founder Shares Lock-Up Period” means with respect to each tranche of CTRH and Founder Shares Lock-Up Securities, the period commencing on the Closing Date and ending upon the earliest to occur of (i) the applicable Early Release Date for such tranche pursuant to Section 2.1, (ii) the date that is six (6) months following the Closing Date, or (iii) the Expiration Time.

“CTRH and Founder Shares Lock-Up Securities” means (i) any Company Securities Beneficially Owned by any Company Stockholder (as defined in the Business Combination Agreement) as of immediately following the Closing Date and (ii) 5,750,000 Class B ordinary shares of the Company which automatically convert into Company Common Stock in connection with the Business Combination.

“Company Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company Preferred Stock” means the Company’s preferred stock, par value $0.0001 per share.

“Company Securities” means (a) any shares of Company Common Stock, (b) any shares of Company Preferred Stock , (c) any Company Warrants (d) any shares of Company Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Company Common Stock and (e) any equity securities of the Company that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (d) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Company Warrant” means the Company’s warrants, each entitling the holder thereof to one share of Company Common Stock at an exercise price of $11.50 per share.

“Early Release Date” means, with respect to a specified price threshold, the first date on which (i) at least thirty (30) days have elapsed following the Closing Date and (ii) the reported closing price of Company Common Stock equals or exceeds the applicable Price Threshold for at least twenty (20) Trading Days within any thirty (30) consecutive Trading Day period.

“Expiration Time” means the date on which this Agreement terminates in accordance with Section 6.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any applicable federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, common law, ordinance, code, decree, order, judgment, rule, binding regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Period” means the CTRH and Founder Shares Lock-Up Period, the Restricted Private Placement Shares Lock-Up Period and the Private Placement Securities Lock-Up Period, as applicable.

“Lock-Up Securities” means any Company Securities Beneficially Owned by a Lock-Up Party as of immediately following the Closing Date, other than (i) any security received pursuant to an incentive plan adopted by the Company on or after the Closing Date, or (ii) any Company Securities acquired in open market transactions.

“Permitted Transferee” means with respect to any Person, (a) in the case of an individual: (i) any Family Member of such Person by bona fide gift, (ii) any Affiliate of any Family Member of such Person or to a trust, the beneficiary of which is a Family Member or an Affiliate of such Person, or to a charitable organization, (iii) a Person by virtue of the laws of descent and distribution upon death of such Person, (iv) a Person pursuant to a qualified domestic relations order, and (b) in the case of an entity, (i) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (ii) if the undersigned is a corporation, partnership, limited liability company or other business entity, its stockholders, partners, members or other equityholders, and (c) the Company or CTRH in connection with the repurchase of shares of Company Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Price Threshold” means, as applicable, $12.50, $15.00 or $17.50 per share (in each case, as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar events).

“Private Placement Securities” means the (i) Private Placement Units (including the shares of Company Common Stock and Company Warrants included therein, and shares of Company Common Stock issuable upon exercise of the Company Warrants) and (ii) Working Capital Units or shares of Company Common Stock issuable upon conversion of working capital loans of the Company as described in the Company’s IPO Prospectus.

“Private Placement Securities Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is 30 days following the Closing Date.

“Private Placement Units” means the 672,875 private placement units of the Company consisting of (a) 440,000 private placement units acquired by the Sponsor in a private placement in connection with the Company’s IPO and (b) an aggregate of 232,875 private placement units of the Company acquired by the Underwriters in a private placement in connection with the Company’s IPO, each of which entitles the holder(s) thereof to one share of Company Common Stock and one-half of one Company Warrant, in connection with the Business Combination.

“Restricted Private Placement Shares” means the 570,000 Class A ordinary shares of the Company acquired by the Sponsor in a private placement in connection with the Company’s IPO, which convert automatically into 570,000 shares of Common Stock in connection with the Business Combination.

“Restricted Private Placement Shares Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is 90 days following the Closing Date.

“Trading Day” means a day on which shares of Company Common Stock are actually traded on the principal securities exchange or securities market on which shares of Company Common Stock are then traded; provided, however, that if the Company Common Stock is not so listed or admitted for trading, Trading Day means a Business Day. For the avoidance of any doubt, each Lock-Up Party shall retain all of his, her or its rights as a stockholder of the Company during the applicable Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Lock-Up Securities.

“Transfer” means, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby, any (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriters” means Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, and Seaport Global Securities LLC.

“Working Capital Units” means the private placement-equivalent units that may be issued in connection with the conversion of working capital loans.

2. Lock-Up.

2.1 Lock-Up. Each Lock-Up Party severally, and not jointly, agrees with the Company not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the applicable Lock-Up Period; provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2.

(a) CTRH and Founder Shares Lock-Up. The CTRH and Founder Shares Lock-Up Securities shall be subject to the CTRH and Founder Shares Lock-Up Period.

(b) Tiered Early Release. The CTRH and Founder Shares Lock-Up Securities shall become eligible to no longer be subject to the prohibitions of Section 2.1(a) in the following tranches:

i.	One-third (1/3) of the CTRH and Founder Shares Lock-Up Securities shall no longer be subject to the prohibitions of Section 2.1(a) upon the occurrence of the Early Release Date with respect to the $12.50 Price Threshold;

ii.	An additional one-third (1/3) of the CTRH and Founder Shares Lock-Up Securities shall no longer be subject to the prohibitions of Section 2.1(a) upon the occurrence of the Early Release Date with respect to the $15.00 Price Threshold; and

iii.	The remaining one-third (1/3) of the CTRH and Founder Shares Lock-Up Securities shall no longer be subject to the prohibitions of Section 2.1(a) upon the occurrence of the Early Release Date with respect to the $17.50 Price Threshold.

(c) Restricted Private Placement Shares Lock-Up. The Restricted Private Placement Shares shall be subject to the Restricted Private Placement Shares Lock-Up Period.

(d) Private Placement Securities Lock-Up. The Private Placement Securities shall be subject to the Private Placement Securities Lock-Up Period.

(e) Legend. During the applicable Lock-Up Period, each certificate or book-entry position evidencing any Lock-Up Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

For the avoidance of doubt, each Lock-Up Party shall retain all of its rights as a stockholder of the Company with respect to the applicable Lock-Up Securities during the applicable Lock-Up Period, including the right to vote any Lock-Up Securities that are entitled to vote. The Company agrees to (i) instruct its transfer agent to remove the legend in clause (e) immediately above upon the expiration of the applicable Lock-Up Period and (ii) if requested by the transfer agent, cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the applicable Lock-Up Period, each Lock-Up Party may Transfer, without the consent of the Company, any of such Lock-Up Party’s Lock-Up Securities (a) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to the Company or (b) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Company Securities for cash, securities or other property subsequent to the Merger; provided, that in connection with any Transfer of such Lock-Up Securities, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply to such Lock-Up Securities after any Transfer of such Lock-Up Securities and such transferee shall execute a lock-up agreement substantially in the form of this Agreement for the balance of the applicable Lock-Up Period. Notwithstanding the foregoing provisions of this Section 2.2, a Lock-Up Party may (i) not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of such Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred prior to such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the applicable Lock-Up Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

3. Confidentiality. Until the Expiration Time, each Lock-Up Party will and will direct his, her or its Affiliates to keep confidential and not disclose any non-public information relating to the Company or CTRH and their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Lock-Up Party in breach of this Section 3, (ii) is, was or becomes available to such Lock-Up Party on a non-confidential basis from a source other than the Company or CTRH, or (iii) is or was independently developed by such Lock-Up Party after the date hereof. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Lock-Up Party gives the Company or CTRH, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that the Company or CTRH may seek, at its expense, an appropriate protective order or similar relief (and such Lock-Up Party shall reasonably cooperate with such efforts it being understood that such obligation to reasonably cooperate does not require a Lock-Up Party to himself, herself or itself commence litigation regarding such protective order or similar relief).

4. Representations and Warranties of the Lock-Up Parties. Each Lock-Up Party hereby represents and warrants, severally and not jointly, to the Company and CTRH as follows:

4.1 Due Authority. Such Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform his, her or its obligations hereunder. If such Lock-Up Party is an individual, the signature to this agreement is genuine and such Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Lock-Up Party, enforceable against such Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by general equitable principles.

4.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance by such Lock-Up Party of the obligations under this Agreement and the compliance by such Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Lock-Up Party, (ii) if such Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent Organizational Documents of such Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by such Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Lock-Up Party is a party or by which such Lock-Up Party is otherwise bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Lock-Up Party to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Lock-Up Party does not, and the performance of this Agreement by such Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority, other than those set forth as conditions to closing in the Business Combination Agreement.

4.3 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of such Lock-Up Party, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of such Lock-Up Party to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Absence of Conflicting Agreements. Such Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

5. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Lock-Up Party from serving on the Board of Directors or as an officer of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director or officer of the Company. Each Lock-Up Party is entering into this Agreement solely in his, her or its capacity as the anticipated owner of Company Securities following the consummation of the Merger.

6. Termination. This Agreement shall terminate upon the earlier of: (i) termination of the Business Combination Agreement in accordance with its terms; or (ii) completion of the Lock-Up as specified in Section 2.1 of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

7. Miscellaneous.

7.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.2 Non-survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

7.3 Assignment. Neither party hereto may assign, directly or indirectly, including, through any merger, acquisition, sale of all or substantially all shares/assets or by operation of Law, either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 7.3 shall be void ab initio.

7.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (a) the Company, (b) CTRH and (c) (i) by Lock-Up Parties holding at least fifty percent (50%) of the Lock-Up Securities (assuming the hypothetical exercise of all then-outstanding warrants and options that are Lock-Up Securities) that are then subject to this Agreement, and any such amendment shall be binding on all the Lock-Up Parties; provided, however, that in no event shall the obligation of any Lock-Up Party hereunder be materially increased without the prior written consent of such Lock-Up Party, unless such amendment applies to all Lock-Up Parties in the same fashion; provided, further, however, that (A) if this Agreement, or any other lock-up agreement signed by a stockholder of the Company in connection with the transactions contemplated hereby or under the Business Combination Agreement, is amended, modified or waived in a manner favorable to any Lock-Up Party or such shareholder, and such amendment, modification or waiver would be favorable to any other Lock-Up Party, this Agreement shall be automatically amended in the same manner with respect to such other Lock-Up Party (and the Company shall provide prompt notice thereof to all Lock-Up Parties), and (B) if any Lock-Up Party or such shareholder is released from any or all of the lock-up restrictions under this Lock-Up Agreement or such other lock-up agreement, each other Lock-Up Party shall automatically be contemporaneously and proportionately released from the lock-up restrictions hereunder (which, for the avoidance of doubt, will include a release of the same percentage of such Lock-Up Party’s Lock-Up Securities) and the Company shall provide prompt notice thereof to each Lock-Up Party.

7.5 Governing Law; Waiver of Jury Trial; Specific Performance.

(a) This Agreement and all Actions based upon, arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

(b) All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right he, she or it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce thE foregoing waiver and (ii) acknowledges that he, she, it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.5(c).

(d) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.6):

(i) if to the Company, to:

[_]
Attention:	[_]
Email:	[_]

with a copy to:

Greenberg Traurig, LLP
332 SE 2nd Avenue, Suite 4400 Miami, FL 33131
Attention:	Alan Annex, Tricia Banker
Email:	alan.annex@gtlaw.com, brankert@gtlaw.com

with a copy to:

Duane Morris LLP
1901 New York Avenue N.W., Suite 700 East
Washington, DC 20001
Attn: Andy Tucker
Email: ATucker@duanemorris.com

(ii) if to a Lock-Up Party, to the address for notice set forth on such Lock-Up Party’s signature page to this Agreement.

7.7 Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the Business Combination Agreement and Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.9 Effect of Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.10 Legal Representation. Each of the parties hereto agrees that he, she or it has been represented by independent counsel of his, her or its choice during the negotiation and execution of this Agreement and each party hereto and his, her or its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Lock-Up Party acknowledges that Greenberg Traurig, LLP is acting as counsel to the Company and Duane Morris LLP is acting as counsel to CTRH in connection with the Business Combination Agreement and the transactions contemplated thereby, and that neither of such firms is acting as counsel to any Lock-Up Party.

7.11 Expenses. Except as provided in the Business Combination Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated.

7.12 Further Assurances. At the request of the Company or CTRH, in the case of any Lock-Up Party, or at the request of the Lock-Up Parties, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

7.13 Waiver. No failure or delay on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.14 Several Liability. The liability of the Lock-Up Parties hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

7.15 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, or the obligations of any Permitted Transferee under this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, or the obligations of any Permitted Transferee under this Agreement, in no event shall any party or any of his, her or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COMPANY:

[●]

By:
Name:
Title:

SPONSOR:

PLUM PARTNERS IV, LLC

By:
Name:
Title:

Signature Page to Lock-Up Agreement

LOCK-UP PARTY:

By:
Name:

Address for Notice:

Email:

Shares of Common Stock beneficially owned on the date hereof:

Signature Page to Lock-Up Agreement